UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 5 to Third Amended and Restated Credit Agreement

On March 31, 2020, Harsco Corporation (the “Company”) entered into Amendment No. 5 (“Amendment No. 5”) to the Third Amended and Restated Credit Agreement, dated as of November 2, 2016 (as the same has been amended, supplemented or otherwise modified prior to March 31, 2020, and as further amended by Amendment No. 5, the “Senior Secured Credit Facility”), with Citibank, N.A., as administrative agent and as collateral agent, the lenders party thereto, and the other parties thereto. Amendment No. 5 establishes a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”; the loans thereunder, the “Delayed Draw Term Loans”) in an aggregate principal amount of $280.0 million. In addition, Amendment No. 5 amends certain terms of the Senior Secured Credit Facility applicable to all tranches of loans under the Senior Secured Credit Facility including by (i) increasing the levels applicable to the total net leverage ratio covenant and (ii) adjusting certain negative covenants, including through the modification or addition of various covenant baskets.

The Delayed Draw Term Loans are established as an additional tranche of loans under the Senior Secured Credit Facility and, other than certain terms described below and in the Senior Secured Credit Facility, are subject to the same terms as are applicable to the other tranches of loans under the Senior Secured Credit Facility. The Delayed Draw Term Loans bear interest at a rate per annum pursuant to a total net leverage ratio-based grid ranging from 50 to 125 basis points over base rate or 150 to 225 basis points over LIBOR, subject to a 1% floor. The Delayed Draw Term Loan Facility is subject to a ticking fee from but not including the date that is 45 days after March 31, 2020. The Delayed Draw Term Loans are subject to quarterly amortization of principal of 1.25% (beginning June 30, 2021, up to and including March 31, 2022) and 2.50% (beginning June 30, 2022 and thereafter). The Delayed Draw Term Loans mature on June 28, 2024. The Delayed Draw Term Loan Facility, subject to customary funding conditions, will be available to be drawn to fund a portion of the purchase price of the Company’s previously announced acquisition of Stericycle, Inc.’s Environmental Solutions Business.

The foregoing description of Amendment No. 5 is qualified in its entirety by reference to the actual terms of the agreement. A copy of Amendment No. 5 is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Certain of the agents and lenders providing funding or other services under the Senior Secured Credit Facility, as well as certain of their affiliates, have, from time to time, provided various financial advisory, commercial and investment banking services to the Company and/or its affiliates for which they have received customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure above under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD

On March 31, 2020, the Company issued a press release announcing the entry into Amendment No. 5 to the Company’s Senior Secured Credit Facility. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information is being furnished in this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 5, dated March 31, 2020, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press Release, dated March 31, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: March 31, 2020		/s/ Russell C. Hochman
	Name:	Russell C. Hochman
	Title:	Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary